Exhibit (j)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Financial Highlights" for Scudder Technology Fund in the Sector Funds - Advisor Classes A, B and C Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information for Scudder Technology Fund included in Post-Effective Amendment No. 73 to the Registration Statement (Form N-1A, No. 2-10668). We also consent to the incorporation by reference into the Statement of Additional Information for Scudder Technology Fund of our report dated December 7, 2001 with respect to the financial statements and financial highlights of Scudder Technology Fund, included in the October 31, 2001 annual report.


                                              /s/ Ernst & Young LLP
                                              ---------------------------
                                              Ernst & Young LLP


Boston, Massachusetts
February 26, 2002